                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          AMYLIN PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6)  Amount Previously Paid:

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
                                                     PRELIMINARY PROXY MATERIALS

                                     [LOGO]

                             9373 TOWNE CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 20, 1998

TO THE STOCKHOLDERS OF AMYLIN PHARMACEUTICALS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 20, 1998, at 3:30 p.m., local time, at the offices of the Company, located at 9390 Towne Centre Drive, San Diego, California 92121, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected;

         2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 50,000,000 to 100,000,000 shares;

         3. To approve the Company's 1991 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 800,000 shares;

         4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors



                                        JOSEPH C. COOK, JR.
                                        Chairman of the Board and Chief
                                        Executive Officer

San Diego, California
April __, 1998

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          AMYLIN PHARMACEUTICALS, INC.
                             9373 TOWNE CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92121

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 20, 1998, at 3:30 p.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, located at 9390 Towne Centre Drive, San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about April 10, 1998 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Beacon Hill Partners, Inc., a professional proxy solicitor. No additional compensation will be paid to directors, officers or other regular employees for such services, but Beacon Hill Partners, Inc. will be paid its customary fee, estimated to be $5,250, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on March 20, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 20, 1998, the Company had outstanding and entitled to vote 32,453,364 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except with respect to Proposal 2, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 2, abstentions and broker non-votes will have the same effect as negative votes.



                                       2.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9373 Towne Centre Drive, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than December 11, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are six nominees for the six Board positions that will be authorized in the Company's Bylaws as of the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, each having been elected by the stockholders.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         IN FAVOR OF EACH NAMED NOMINEE.



                                       3.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

      NAME                                       AGE              POSITION HELD WITH THE COMPANY
      ----                                       ---              ------------------------------
      Joseph C. Cook, Jr.                        56               Chairman of the Board and Chief Executive
                                                                  Officer
      James C. Blair, Ph.D.(1)                   58               Member, Board of Directors
      James C. Gaither(1)                        60               Member, Board of Directors
      Howard E. Greene, Jr.                      55               Member, Board of Directors
      Ginger L. Howard(2)                        42               Member, Board of Directors
      Vaughn M. Kailian(2)                       53               Member, Board of Directors

---------------
(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

         MR. COOK has served as Chairman of the Board of Directors and Chief Executive Officer since March 1998 and a director since November 1994. Mr. Cook is a founding partner of Life Science Advisors, LLC. and President of Cambrian Associates, Inc. Mr. Cook retired as Group Vice President, Global Manufacturing, Engineering, and Corporate Quality at Eli Lilly in 1993. During his 28 years with Eli Lilly, Mr. Cook was a Vice-President of Sales and Marketing and Chief Financial Officer for Elanco Products Company and General Manager of a worldwide business unit of Eli Lilly. He is also a director of Dura Pharmaceuticals, Inc., NABI, Inc., and Personnel Management, Inc.. He is a founder of Mountain Ventures, Inc., a real estate development firm.

         DR. BLAIR has served as a director since December 1988 and serves on the Compensation Committee. He has been a general partner of Domain Associates, a venture capital investment firm, since 1985. Domain Associates manages Domain Partners, L.P., Domain Partners II, L.P. and Domain Partners III, L.P. and is the U.S. venture capital advisor to Biotechnology Investments, Ltd. From 1969 to 1985, Dr. Blair was an officer of three investment banking and venture capital firms. Dr. Blair is a director of Aurora Biosciences, Inc., CoCensys, Inc., Dura Pharmaceuticals, Inc., Gensia Sicor, Inc., Trega Biosciences, Inc. and Vista Medical Technologies, Inc. Dr. Blair received a B.S.E. from Princeton University and the M.S.E. and Ph.D. degrees from the University of Pennsylvania in electrical engineering.

         MR. GAITHER has served as a director since November 1995 and serves on the Compensation Committee. He has been a partner of the law firm Cooley Godward LLP ("Cooley Godward") since 1971 where he also served as managing partner from 1984 to 1990. Prior to joining Cooley Godward in 1969, Mr. Gaither served as Staff Assistant to the President of the United States from July 1966 to January 1969. He is a director of Basic American, Inc., Levi Strauss & Co., Siebel Systems, Inc. and the Stanford Management Company and serves on the executive committee of the Board of Visitors at Stanford Law School. He previously served as President of the Board of Trustees of Stanford University and as Chairman of its Investment Committee. He is a trustee of the Carnegie Endowment for International Peace, The James Irvine Foundation, RAND, and The William and Flora Hewlett Foundation. Mr. Gaither received his J.D. from Stanford University.

         MR. GREENE has served as a director of the Company and, until March 1998, had served as Chairman of the Board of Directors since he co-founded the Company in 1987. He was a full-time employee from September 1989 until September 1996 and a half-time employee from September 1996 until March 1998, at which time his employment with the Company ceased. Mr. Greene served as Chief Executive Officer of the Company from Company inception until July 1996 and as Chairman of the Executive Committee from July 1996 until March 1998. From October 1986 until September 1993, Mr. Greene was a general partner of Biovest Partners, a venture capital firm, and in this capacity he was Chairman of the Board of Pyxis Corporation from 1989 to 1993. He was Chief



                                       4.

Executive Officer of Hybritech Incorporated ("Hybritech") from 1979 to its acquisition by Eli Lilly & Company ("Eli Lilly") in 1986, and he was co-inventor of Hybritech's monoclonal antibody diagnostic technology. Prior to joining Hybritech, he was an executive with Baxter Healthcare Corporation from 1974 to 1979 and a consultant with McKinsey & Company from 1967 to 1974. He is Chairman of the Board of Cytel Corporation and a director of Allergan, Inc., Biosite Diagnostics, Inc., Neurex Corporation, and The International Biotechnology Trust Plc. Mr. Greene received an M.B.A. from Harvard University.

         MS. HOWARD has served as a director since November 1995 and serves on the Audit Committee. Ms. Howard has served as Vice President of Guidant Corporation, a medical device company, since July 1994. She also holds the position of president of the Vascular Intervention Group, which includes Advanced Cardiovascular Systems ("ACS") and Devices for Vascular Intervention. She has served as President and Chief Executive Officer of ACS since January 1993. Prior to joining ACS, she held various positions with Eli Lilly from 1979 to 1992, including sales and strategic planning positions. She serves on the Board of Directors and the Executive Committee for the California Healthcare Institute and on the Advisory Board of the California Institute for Federal Policy Research. Ms. Howard received an M.B.A. from Harvard University.

         MR. KAILIAN has served as a director since November 1995 and serves on the Audit Committee. Mr. Kailian has served as President, Chief Executive Officer and board member of COR Therapeutics, Inc. since March 1990. From 1967 to 1990, Mr. Kailian was employed by Marion Merrell Dow, Inc., a pharmaceutical company, and its predecessor companies, in various general management, marketing and sales positions. Among the positions held by Mr. Kailian were President and General Manager, Merrell Dow USA and Corporate Vice President of Global Commercial Development, Marion Merrell Dow, Inc. Mr. Kailian is also a director of the Biotechnology Industry Organization and the California Health Care Institute and is a director and serves on the compensation committee of Axys Pharmaceutical Corporation. Mr. Kailian holds a B.A. from Tufts University.



                                       5.

BACKGROUND OF EXECUTIVES NOT DESCRIBED ABOVE

The names of and certain information regarding the Company's executives are set forth below:


                   NAME                              AGE                POSITION HELD WITH THE COMPANY
                   ----                              ---                ------------------------------
      Maurizio Denaro, M.D.                          46          Executive Vice President and Chief Technical
                                                                 Officer
      Daniel M. Bradbury                             36          Senior Vice President of Corporate
                                                                 Development
      Bradford J. Duft                               43          Senior Vice President and General Counsel
      Richard A. Kenley, Ph.D.                       51          Senior Vice President of Product Development
      Orville G. Kolterman, M.D.                     50          Senior Vice President of Clinical Affairs
      Gareth W. Beynon, M.D., Ph.D.                  47          Vice President of Amylin Europe Limited
      Suzanne S. Burgess                             40          Vice President of Administration
      James J. L'Italien, Ph.D.                      45          Vice President of Pharmaceutical Development
      Andrew A. Young, M.D., Ph.D.                   45          Vice President of Physiology


         DR. DENARO, an executive officer of the Company, has served as Executive Vice President and Chief Technical Officer since February 1997. From February 1996 to February 1997, Dr. Denaro served as Senior Vice President of Research. Prior to joining the Company, from 1992 to 1996, he was a Vice President of Research at Hoechst Marion Roussel, Inc., and he was Center Director of the Marion Merrell Dow Research Institute in Cincinnati from 1994 to 1996. From 1985 to 1994, Dr. Denaro held various positions at Marion Merrell Dow Research Institute's Lepetit Research Center, Gerenzano, Italy, including Vice President and Director from 1992 to 1994. Prior to 1985, Dr. Denaro held various senior research and post-doctoral fellowship positions at Centro di Riferimento Oncologico in Italy, Uppsala University in Sweden and Stanford Medical School. Dr. Denaro earned an M.D. from Bologna University Medical School.

         MR. BRADBURY has served as Senior Vice President of Corporate Development since March 1998. Mr. Bradbury previously served as Vice President of Marketing from June 1995 to March 1998. From July 1994 to May 1995, Mr. Bradbury held the position of Director of Marketing, Amylin Europe Limited. Prior to joining the Company, Mr. Bradbury was employed by SmithKline Beecham Pharmaceuticals from September 1984 to July 1994, where he held a number of positions, most recently as Associate Director, Anti-Infectives in the Worldwide Strategic Product Development Division. Prior to 1984, Mr. Bradbury worked as a Pre-registration Pharmacist with Glaxo Group Research. Mr. Bradbury holds a B.Pharm. from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education.

         MR. DUFT, an executive officer of the Company, has served as Senior Vice President and General Counsel since June 1997. Mr. Duft previously served as Vice President and General Counsel from July 1990 to June 1997. Prior to joining the Company, from 1983 to July 1990, he was an attorney in private practice with the patent law firm of Lyon & Lyon, most recently as managing partner of its San Diego office. From 1980 to 1983, he served as law clerk and technical advisor to Judge Giles S. Rich of the U.S. Court of Appeals for the Federal Circuit and the U.S. Court of Customs and Patent Appeals. Mr. Duft received a J.D. from California Western School of Law and an LL.M. in Patent and Trade Regulation from George Washington University.



                                       6.

         DR. KENLEY, an executive officer of the Company, has served as Senior Vice President of Product Development since February 1997. From January 1994 to February 1997, Dr. Kenley served as Vice President of Product Development. Prior to joining the Company, from 1990 to 1994, he was Director of Pharmaceutical Sciences at Genetics Institute, Inc. From 1986 to 1990, Dr. Kenley was Associate Director of Analytical Chemistry at Baxter Healthcare Corporation, and from 1982 to 1986 he was Department Head of Analytical Chemistry Development at Syntex Corporation. Dr. Kenley earned a Ph.D. in chemistry from the University of California at San Diego.

         DR. KOLTERMAN, an executive officer of the Company, has served as Senior Vice President of Clinical Affairs since February 1997. Dr. Kolterman previously served as Vice President, Medical Affairs from July 1993 to February 1997 and Director, Medical Affairs from May 1992 to July 1993. From 1983 to May 1992, he was Program Director of the General Clinical Research Center and Medical Director of the Diabetes Center, both at the University of California, San Diego Medical Center. Since 1989 he has been Adjunct Professor of Medicine at U.C.S.D. From 1978 to 1983, he was Assistant Professor of Medicine in the Endocrinology and Metabolism Division at the University of Colorado School of Medicine, Denver. He is a member of the Diabetes Control and Complications Trial Study Group and past-President of the California Affiliate of the American Diabetes Association. Dr. Kolterman earned an M.D. from Stanford University School of Medicine.

         DR. BEYNON, an executive officer of the Company, has served as Vice President of Amylin Europe Limited, the Company's wholly owned European subsidiary, since February 1992. Prior to joining the Company, Dr. Beynon had been employed at G.D. Searle & Co. since 1984, where he held a number of positions in Europe, including Director of Clinical Research, Director of Strategic Planning and Regulatory Affairs and Marketing Director for France. From 1979 to 1984, he practiced internal medicine with a particular interest in endocrinology and diabetes. He held a number of clinical appointments at London Teaching Hospitals, including Guys Hospital and the Postgraduate Medical School at Hammersmith Hospital. Dr. Beynon has a Ph.D. in endocrine physiology from the University of Cambridge and completed his training for his M.B.B.Chir. (M.D.) at Guys Hospital, London. Dr. Beynon also earned an M.B.A. at Cranfield Management Institute.

         MS. BURGESS has served as Vice President of Administration since May 1994. Ms. Burgess joined the Company in March 1992 as Director of Human Resources and most recently held the position of Senior Director of Human Resources and Facilities Administration. Prior to joining the Company, Ms. Burgess worked for seven years with Dole Food Company/Castle & Cooke, Inc. where she held a number of positions including Director of Human Resources. Prior to that time, she worked in Human Resources with Industrial Indemnity, a division of Crum & Forster. Ms. Burgess holds a B.A. from the University of California, Santa Cruz.

         DR. L'ITALIEN has served as Vice President of Pharmaceutical Development since March 1998. From May 1994 to March 1998, he served as Senior Director of Pharmaceutical Development. Prior to joining the Company, from 1991 to May 1994, he was Director of Quality and Technical Affairs at Ortho Biotech, a Johnson and Johnson Company. From 1987 to 1991, Dr. L'Italien was Associate Director of Analytical Development at SmithKline Beecham Pharmaceuticals, and from 1982 to 1987, he held several positions, from Senior Staff Scientist to the position of Head of Protein Chemistry, at Molecular Genetics, Inc. He served a fellowship at the Yale University School of Medicine. Dr. L'Italien earned his Ph.D. in chemistry from Boston University.

         DR. YOUNG has served as Vice President of Physiology since January 1994. From 1989 to 1993 he held a number of positions in the Company's Physiology department, most recently as Principal Scientist and Senior Director of Physiology. Prior to joining the Company in 1989, Dr. Young was a lecturer in the Department of Physiology at the University of Auckland, New Zealand and a part-time general medical practitioner. From 1984 to 1987, Dr. Young was a Clinical Research Scientist at the National Institutes of Health in Phoenix, Arizona, where he studied insulin resistance and diabetes. He received his M.B., Ch.B. (M.D.) and his Ph.D. in Physiology from the University of Auckland, New Zealand.



                                       7.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 1997, the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee and, until March 1998, had an Executive Committee. The Board does not have a Nominating Committee or any committee performing a similar function.

         The Audit Committee meets at least annually with the Company's independent auditors to review, among other things, the results of the annual audit and discuss the financial statements, recommend to the Board the independent auditors to be retained and receive and consider the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee, which during 1997 was composed of Mr. Cook and Timothy J. Wollaeger, met two times during the fiscal year ended December 31, 1997. Mr. Wollaeger has elected not to stand for reelection as a director of the Company for 1998. In March 1998, the Audit Committee was reconstituted to consist of Ms. Howard and Mr. Kailian.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company's 1991 Stock Option Plan, as amended, administers and approves stock offerings under the Company's Employee Stock Purchase Plan, administers the Company's Non-Employee Directors' Stock Option Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which during 1997 was composed of Dr. Blair and Mr. Wollaeger, met three times during the fiscal year ended December 31, 1997. In March 1998, the Compensation Committee was reconstituted to consist of Dr. Blair and Mr. Gaither.

         The Executive Committee of the Board during 1997 was composed of Dr. Blair and Messrs. Cook, Greene and Richard M. Haugen. Mr. Greene served as Chairman. Except as limited by law, the Executive Committee is empowered to take any and all actions that may be taken by the Board of Directors, including declaring dividends and authorizing the issuance of stock. The Executive Committee met one time during the fiscal year ended December 31, 1997. In March 1998, the Board abolished the Executive Committee.

         The Board of Directors has delegated to the Company's Chief Executive Officer the authority to grant stock options under the Company's 1991 Stock Option Plan, as amended, to employees of the Company that are not executive officers, directors or 10% stockholders of the Company, provided such grants are in accordance with guidelines that have been approved in advance by the Board of Directors.

         During the fiscal year ended December 31, 1997, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

                                   PROPOSAL 2

       APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has approved and adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation (the "Restated Certificate") to increase the Company's authorized number of shares of Common Stock from 50,000,000 shares to 100,000,000 shares (the "Common Stock Amendment").

         Reasons for Amendment. Although at present the Company has no plans to issue additional shares of Common Stock other than the shares currently reserved as discussed below, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers, directors or consultants, establishing



                                       8.

strategic relationships with other companies and expanding the Company's business through the acquisition of other businesses or products. Stockholders will not be entitled to preemptive rights with respect to any such issuances.

         Principal Effects. The additional shares of Common Stock to be authorized by adoption of the Common Stock Amendment would have rights identical to the currently authorized Common Stock of the Company. Adoption of the Common Stock Amendment and the issuance of Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to any later increase in the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The complete text of the Certificate of Amendment to the Restated Certificate that would be filed with the office of the Secretary of State of the State of Delaware to effect the Common Stock Amendment is set forth in Exhibit A to this Proxy Statement. If the Common Stock Amendment is approved by the stockholders, it will become effective upon the filing of the Certificate of Amendment of the Restated Certificate with the Secretary of State of the State of Delaware which is expected to occur as promptly as practicable following the Annual Meeting.

         As of February 27, 1998, of the 50,000,000 shares of Common Stock presently authorized: 32,452,268 shares were issued and outstanding; under the Company's 1991 Stock Option Plan (subject to stockholder approval of the amendment thereof as discussed in Proposal 3), 1,717,068 shares remain available for future option grants and 5,250,199 shares remain available for issuance upon exercise of presently outstanding options; 139,774 shares remain available for issuance under the Company's Employee Stock Purchase Plan; under the Company's Non-Employee Directors' Stock Option Plan, 208,576 shares remain available for future option grants and 120,000 shares remain available for issuance upon exercise of presently outstanding options;1,550,950 shares were reserved for issuance pursuant to outstanding warrants; and 8,561,165 shares were unissued and unreserved.

         Vote Required. The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the Record Date will be required to approve the Common Stock Amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 2



                                   PROPOSAL 3

                 APPROVAL OF 1991 STOCK OPTION PLAN, AS AMENDED

         In October 1991, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1991 Stock Option Plan (the "Option Plan"). As a result of a series of amendments, there are 7,000,000 shares of the Company's Common Stock authorized for issuance under the Option Plan. In addition, in May 1997, the Board of Directors adopted an amendment to the Option Plan to effect certain changes designed to address recent changes in applicable securities laws and regulations. Such amendment did not require stockholder approval.

         At February 27, 1998, options (net of canceled or expired options) covering an aggregate of 6,082,932 shares of the Company's Common Stock had been granted under the Option Plan and only 917,068 shares remained available for future grant under the Option Plan (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of options).

         In February 1998, the Board approved an amendment to the Option Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the Option Plan from a total of 7,000,000 shares to 7,800,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees and consultants at levels determined appropriate by the Board and the Compensation Committee.



                                       9.

         Stockholders are requested in this Proposal 3 to approve the Option Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Option Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 3

         The essential features of the Option Plan, as amended, are outlined below.

GENERAL

         The Option Plan provides for the grant of both incentive and nonqualified stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonqualified stock options granted under the Option Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonqualified stock options.

PURPOSE

         The Option Plan was adopted to provide a means by which selected officers and employees of and consultants to the company and its affiliates could be given an opportunity to purchase stock in the Company, to retain the services of persons who are now employees of or consultants to the Company, to secure and retain the services of new employees and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and to align their interests with those of stockholders.

ADMINISTRATION

         The Option Plan provides that it shall be administered by the Board of Directors, unless and until the Board delegates administration to a committee. The Board has the power to determine from time to time which of the persons eligible under the Option Plan shall be granted options; when and how the option shall be granted; whether the option will be an incentive stock option or a nonqualified stock option; the provisions of each option granted (which need not be identical), including the time or times such option may be exercised in whole or in part; and the number of shares for which an option shall be granted to each such person. The Board also has the power to construe and interpret the Option Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration.

         The Board of Directors is authorized to delegate administration of the Option Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Option Plan to the Compensation Committee of the Board. As used herein with respect to the Option Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself. The Company currently intends to limit the directors who may serve as members of the Compensation Committee to those who are "outside directors," which excludes (i) current employees of the Company, (ii) former employees of the Company receiving compensation for past services (other than benefits under a tax qualified pension plan), (iii) current and former officers of the Company, and (iv) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than as a director) unless any such person is otherwise an "outside director" for purposes of Section 162(m).

         In addition, the Board of Directors is authorized to delegate to a committee of one or more members of the Board the authority to grant options under the Option Plan to eligible persons who are not executive officers, directors or 10% stockholders of the Company. The Board has delegated to the Company's Chief Executive Officer the authority to grant stock options under the Option Plan to such eligible persons that are employees of the



                                      10.

Company, so long as such grants are in accordance with guidelines that have been pre-approved by the Board of Directors.

ELIGIBILITY

         Incentive stock options may be granted under the Option Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers) and consultants are eligible to receive nonqualified stock options under the Option Plan. All of the Company's employees are eligible to receive stock options under the Option Plan.

         No option may be granted under the Option Plan to any person who, at the time of grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. To the extent the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the Option Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as nonqualified stock options.

         The Option Plan has a per-employee, per-calendar year limitation equal to 1,043,541 shares of the Company's Common Stock. The purpose of this limitation is to ensure that the Company generally will continue to be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the Option Plan. To date, the Company has not granted to any employee in any calendar year options to purchase a number of shares equal to the limitation and does not currently have any intention of granting such number of options to any employee. There can be no assurance, however, that the Compensation Committee will not determine in some future circumstances that it would be in the best interests of the Company and its stockholders to grant options to purchase such number of shares to a single employee during a calendar year.

SHARES SUBJECT TO THE OPTION PLAN

         If options granted under the Option Plan expire or otherwise terminate without being exercised in full, the stock not purchased pursuant to such options again becomes available for issuance pursuant to exercises of options granted under the Option Plan.

OPTION PROVISIONS

         The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more or less restrictive as to any or all of the permissible terms described below.

         Exercise Price; Payment. The exercise price of incentive stock options under the Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonqualified options under the Option Plan may not be less than 50% of the fair market value of the Common Stock subject to the option on the date of the option grant, and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. In response to stockholder feedback, during 1997, the Company implemented certain policies that are intended to (i) limit the number of options granted under the 1991 Stock Option Plan to an annual average of approximately 2.5% of the Company's outstanding shares of Common Stock; (ii) limit the Company's ability to reprice stock options; and (iii) limit the grant of non-qualified stock options at a price less than 80% of the fair market value on the date of an option grant. As of February 27, 1998, the closing price per share of the Company's Common Stock on the Nasdaq National Market System was $5.25.

         The purchase price of stock acquired pursuant to options granted under the Option Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, either at the time of the



                                      11.

grant or exercise of the option, (a) by delivery of other Common Stock of the Company, (b) according to a deferred payment or other arrangement or (c) in any other form of legal consideration acceptable to the Board.

         The options granted under the Option Plan before December 1, 1994 were only exercisable for cash consideration. In December 1994, the Company began to issue options exercisable for cash or shares of Common Stock of the Company which have been held for a sufficient period to avoid an accounting charge. Options issued in the future may be exercisable for other legal consideration as determined by the Board.

         Option Exercise. Options granted under the Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Option Plan typically vest at the rate of 25% after one year has passed from the date of grant, with the remainder vesting daily thereafter so that an option becomes fully vested after four years. Shares covered by options granted in the future under the Option Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Option Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ or cease to be a consultant of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of the foregoing.

         Term. The maximum term of options under the Option Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Option Plan terminate ninety days after the optionee ceases to be employed by the Company or any affiliate of the Company, unless the termination of employment or consultancy is due to such person's death or permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination, but only to the extent the option was exercisable at the time of such termination. Nonqualified options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship.

ADJUSTMENT PROVISIONS

         If there is any change in the stock subject to the Option Plan or subject to any option granted under the Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Option Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

         The Option Plan provides that, subject to the terms of individual options, in the event of a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding prior to the merger are converted into other property, then to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the Option Plan or substitute similar options for those outstanding under such plan. In the event that any surviving corporation refuses to assume or continue options outstanding under the Option Plan, or to substitute similar options, then with respect to options held by persons then performing services as employees or consultants for the Company, the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any options outstanding under the Option Plan will terminate if not exercised prior to such event. In addition, since April 1995, options granted under the Option Plan provide that in the event of a



                                      12.

merger, acquisition, consolidation, reorganization or other similar transaction pursuant to which the stockholders of the Company immediately prior to such merger, consolidation, reorganization or other similar transaction do not immediately thereafter own more than 50% of the outstanding voting securities of the resulting entity, or any liquidation or dissolution of the Company or any sale of all or substantially all of the assets of the Company, the vesting of such options will be automatically accelerated in full, effective immediately prior to such event. Options granted in the future under the Option Plan may also provide for such acceleration or other provisions as are approved by the Board.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Option Plan will terminate on October 24, 2001.

         The Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for options under the Option Plan; (ii) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code); or (iii) modify the Option Plan in any other way if such modification requires stockholder approval in order for the Option Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board may also submit any other amendment to the Option Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

         Options granted under the Option Plan may not be transferred except by will or by the laws of descent and distribution. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

         Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

         If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term, mid-term or short-term depending on how long the stock was held. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m)



                                      13.

of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         Nonqualified Stock Options. Nonqualified stock options granted under the Option Plan generally have the following federal income tax consequences:

         There are no tax consequences to the optionee or the Company by reason of the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold taxes in an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the Option Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purpose of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

         At the 1994 Annual Meeting, the Company's stockholders approved an amendment to this plan to establish a per-employee limit and thereby allow any compensation recognized by a Named Executive Officer as a result of such a stock option to qualify as "performance-based compensation."

         Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the Option Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to foreign, state or local taxes that may be applicable. Participants in the Option Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

INFORMATION REGARDING OPTION GRANTS

         The following table presents certain information with respect to options granted under the Option Plan for the fiscal year ended December 31, 1997 to (i) the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation" below, (ii) all executive officers as a group and (iii) all non-executive officer employees as a group (non-employee directors are not eligible to receive option grants under the



                                      14.

Option Plan). Option grants are made by the Board or the Compensation Committee and future grants to the executive officers named in the Summary Compensation Table below, all executive officers as a group and all non-executive officer employees as a group are not presently determinable. The number of options granted under the Option Plan in the fiscal year ended December 31, 1997 is not necessarily indicative of the number of such options that will be granted in the future.

                                NEW PLAN BENEFITS

                                                        1991 STOCK OPTION PLAN
                                        ---------------------------------------------------------
                                                                      NUMBER OF SHARES SUBJECT TO
NAME                                    DOLLAR VALUE(1)                   OPTIONS GRANTED(2)
----                                    ---------------               ---------------------------
Richard M. Haugen .................                --                              --
Maurizio Denaro ...................     $       179,688                          12,500
Bradford J. Duft ..................     $       129,380                          10,000
Richard A. Kenley .................     $       143,750                          10,000
Marjorie T. Sennett ...............     $       129,380                          10,000
All Executive Officers as a Group .     $       725,948                          52,500
All Non-Executive Officer Employees
as a Group ........................     $     4,277,972                         370,894

---------------

(1) Represents the exercise price per share multiplied by the number of shares underlying the option(s).

(2) Represents the number of options granted under the Option Plan in 1997 and is not necessarily indicative of the number of such options that will be granted in the future.

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in September 1987. In the event of a negative vote on such ratification, the Board of Directors will reconsider its action. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Even if the selection is ratified, the Audit Committee and the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 4



                                      15.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 27, 1998 by: (i) each nominee for director; (ii) each of the named executive officers listed in the table entitled Summary of Compensation under the heading "Executive Compensation" below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                                  BENEFICIAL OWNERSHIP
                                                       ------------------------------------------
             BENEFICIAL OWNER(1)                       NUMBER OF SHARES          PERCENT OF TOTAL
             -------------------                       ----------------          ----------------
James C. Blair(2)(3) ..........................              707,279                    2.18%
Joseph C. Cook, Jr. (2) .......................              299,215                        *
Maurizio Denaro (2) ...........................               78,046                        *
Bradford J. Duft(2) ...........................              345,221                    1.06%
James C. Gaither(2) ...........................               30,475                        *
Howard E. Greene, Jr.(2) ......................            1,841,931                    5.62%
Richard M. Haugen(2) ..........................              251,440                        *
Ginger L. Howard(2) ...........................               27,951                        *
Vaughn M. Kailian(2) ..........................               27,951                        *
Richard A. Kenley (2) .........................              134,227                        *
Marjorie T. Sennett(2) ........................              372,369                    1.14%
Johnson & Johnson Development Corporation (4) .            4,986,357                   14.67%
     One Johnson & Johnson Plaza
     New Brunswick, NJ 08933
Wellington Management Company(5) ..............            3,149,700                    9.71%
     75 State Street
     Boston, MA 02109
State of Wisconsin Investment Board ...........            1,810,000                    5.58%
     Lake Terrace
     121 E. Wilson Street
     P.O. Box 7842
     Madison, WI 53707
All executive officers and directors as a group
     (14 persons)(2) ..........................            4,646,305                   13.60%

---------------
*        Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 32,452,268 shares outstanding on February 27, 1998, adjusted as required by rules promulgated by the Securities and Exchange Commission ("SEC"). Except as shown otherwise in the table, the address of each stockholder listed is in care of the Company at 9373 Towne Centre Drive, San Diego, California 92121.



                                      16.

(2) Includes shares which certain executive officers, directors and principal stockholders of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options and warrants, as follows: Dr. Blair, 9,561 shares; Mr. Cook, 209,215 shares; Dr. Denaro, 75,875 shares; Mr. Duft, 123,731 shares; Mr. Gaither, 27,951 shares; Mr. Greene, 296,264 shares; Mr. Haugen, 214,379 shares; Ms. Howard, 27,951 shares; Mr. Kailian, 27,951 shares; Dr. Kenley, 132,731 shares; Ms. Sennett, 185,148 shares; and all executive officers and directors as a group, 1,700,550 shares.

(3) Dr. Blair may be deemed to be the beneficial owner of 653,847 shares held of record by Domain Partners II, L.P. Dr. Blair is a general partner of One Palmer Square Associates, L.P., the general partner of Domain Partners, and One Palmer Square Associates II, L.P., the general partner of Domain Partners II, and shares voting and investment power with respect to such shares.

(4) Includes 3,455,407 shares as to which Johnson & Johnson and Johnson & Johnson Development Corporation have shared voting and dispositive power and 1,530,950 shares Johnson & Johnson has the right to acquire pursuant to an outstanding warrant.

(5) Includes 1,376,700 shares as to which Wellington Management Company ("WMC") has shared voting power and 3,149,700 shares as to which WMC has shared dispositive power.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.



                                      17.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Each non-employee director receives a $1,000 attendance fee for each meeting of the Board such director attends beginning with the May 1997 meeting.

         In August 1997, the Company adopted a Directors' Deferred Compensation Plan that permits participating Non-Employee Directors to elect, on an annual basis, to defer all or a portion of their cash compensation as directors in a deferred stock account pursuant to which the deferred fees are credited in the form of shares of the Company's Common Stock, based on the market price of the stock at the time the deferred fees are earned. Deferred amounts are, therefore, valued according to fluctuations in the fair market value of the Company's Common Stock. When a participant ceases serving as a director, the participant will be entitled to receive the value of his or her account in cash and/or in the form of the Company's Common Stock, either in a single lump sum payment or in equal annual installments, as determined by the Company in its sole discretion. Ms. Howard and Messrs. Cook, Gaither, Kailian and Wollaeger chose to defer all or a portion of their cash compensation for the period January 1, 1997 through December 31, 1997.

         Each Non-Employee Director (defined below) of the Company is also eligible to receive stock option grants under the Company's Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan"). Only directors of the Company who are not otherwise employed by the Company or any parent or subsidiary of the Company ("Non-Employee Directors") are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are nondiscretionary and are intended by the Company not to qualify as incentive stock options under the Code.

         The Directors' Plan provides that, each person who is, immediately following each Annual Meeting of Stockholders of the Company that occurs in an even year (i.e. 1998, 2000, 2002, etc.) (hereinafter, an "Even Year Annual Meeting"), a Non-Employee Director of the Company shall be granted, effective as of the date of such Even Year Annual Meeting, an option to purchase 10,000 shares of Common Stock of the Company pursuant to the Directors' Plan ("Recurring Options"). The Directors' Plan also provides that each person who is, subsequent to May 29, 1997, elected for the first time by the Board or stockholders of the Company to serve as a Non-Employee Director and who has not previously served as a member of the Board, shall be granted, upon election, an option to purchase 20,000 shares of Common Stock ("Initial Election Options"). The exercise price of options granted under the Directors' Plan is equal to the fair market value of the Common Stock subject to the option on the date of the grant. Recurring Options vest at a daily rate over two years following the date of grant. Initial Election Options vest as to 25% of the total number of shares subject to such options on the date that is one year from the date of grant and thereafter at a daily rate over the remaining three years. The term of options under the Directors' Plan is ten years. The Directors' Plan provides that in the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then to the extent permitted by applicable law, the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event.

         In June 1995, the Company and Mr. Cook entered into a consulting agreement (the "Consulting Agreement"), which became effective in September 1995. Pursuant to the Consulting Agreement, Mr. Cook agreed to provide certain consulting services, including assistance in implementing the Company's business strategy. As part of Mr. Cook's compensation under the Consulting Agreement, as amended to date, Mr. Cook has been granted nonqualified stock options under the Company's 1991 Stock Option Plan to purchase an aggregate of 105,000 shares of Common Stock. In addition, in February 1998, Mr. Cook was granted an option to purchase 15,000 shares of Common Stock. Pursuant to the Consulting Agreement, as amended, Mr. Cook's consulting fees and the vesting of his options were determined based on hours of service performed. Mr. Cook was also reimbursed for any



                                      18.

reasonable travel, living and business expenses incurred in connection with the performance of his consulting services.

         In 1997, the total compensation paid to Mr. Cook under his Consulting Agreement was $139,888 in consulting fees, and options to purchase a total of 15,005 shares of Common Stock under his various stock option agreements vested as a result of services he performed for the Company. In 1997, Mr. Cook was reimbursed a total of $1,206 in expenses.

         In March 1998, Joseph C. Cook, Jr. accepted a position as Chairman of the Board of Directors and Chief Executive Officer of the Company. In connection with his appointment, Mr. Cook entered into an agreement with the Company pursuant to which his annual salary was set at $375,000. Under the terms of his agreement, Mr. Cook is eligible to receive an annual merit bonus of up to $250,000, payable upon the achievement of goals and milestones to be set by the Compensation Committee. Mr. Cook was also granted an option to purchase an aggregate of 500,000 shares of the Company's Common Stock under the Company's 1991 Stock Option Plan at an exercise price of $2.656 per share. The option vests as follows: 200,000 of the option shares will vest in equal monthly installments over the twelve months following Mr. Cook's employment start date; and the remaining 300,000 option shares will vest in equal monthly installments over the following thirty-six months. In addition, Mr. Cook's agreement provides that vesting of the option will be accelerated in full upon a change in control of the Company in accordance with the Company's standard vesting acceleration provisions.

         In accordance with the provisions of Mr. Cook's employment agreement, his Consulting Agreement with the Company was terminated as of the day prior to the date he commenced employment with the Company. Mr. Cook's employment agreement also provides that the portion of the outstanding options granted to Mr. Cook in connection with the Consulting Agreement which were vested as of his employment start date will remain outstanding and exercisable in accordance with their terms for so long as Mr. Cook remains employed by the Company and for twelve months thereafter, or for such longer period as is provided under the terms of those options.

         Effective in September 1996, Mr. Greene entered into an agreement with the Company pursuant to which he would continue to serve as Chairman of the Board and he would serve as a part-time employee of the Company. Under his agreement with the Company, Mr. Greene received an annual salary of $157,500 and his outstanding options to purchase shares of the Company's stock under the Company's 1991 Stock Option Plan continued to vest at one-half of the rate at which such options vest for full-time employees of the Company, subject to the terms and conditions of the 1991 Stock Option Plan. In March 1998, Mr. Greene resigned as Chairman of the Board and an employee of the Company but remains a director of the Company.



                                      19.

COMPENSATION OF EXECUTIVE OFFICERS

                             SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ending December 31, 1995, 1996 and 1997, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1997 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                    ANNUAL COMPENSATION                       COMPENSATION
                                   -----------------------------------------------------         AWARDS
                                                                            OTHER ANNUAL         SHARES          ALL OTHER
                                                                            COMPENSATION       UNDERLYING         COMPEN-
     PRINCIPAL POSITION            YEAR     SALARY ($)        BONUS ($)       (1) ($)        OPTIONS (#) (2)     SATION (3)
     ------------------            ----     ----------        ---------     ------------     ---------------     ----------
Richard M. Haugen(4)               1997        350,000             --               --                --         $    4,758
  Former President and CEO         1996        168,068(5)        50,000             --             500,000             --
                                   1995           --               --               --                --               --

Maurizio Denaro                    1997        244,250             --               --              12,500       $    4,764
  Executive Vice President and     1996        188,605(6)        26,000           78,824           141,000             --
  Chief Technical Officer          1995           --               --               --                --               --

Bradford J. Duft                   1997        238,466             --               --              10,000             --
  Senior Vice President and        1996        215,946             --               --              20,000             --
  General Counsel                  1995        202,500           20,938           13,542           115,000             --

Richard A. Kenley                  1997        218,307             --               --              10,000       $    3,683
  Senior Vice President,           1996        195,602             --               --              25,000             --
  Product Development              1995        165,666            7,083             --             133,131             --

Marjorie T. Sennett(7)             1997        220,870             --               --              10,000       $    4,757
  Former Senior Vice President,    1996        197,425             --               --              43,000             --
  CFO and Assistant Secretary      1995        182,175            7,708             --              90,000             --

---------------
(1) Includes a housing allowance paid to Mr. Duft of $13,542 in 1995 and relocation expenses and related tax gross-ups paid to Dr. Denaro of $78,824 in 1996. As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain "perquisites," where such perquisites do not exceed the lesser of 10% of bonus plus salary or $50,000.

(2) Includes options repriced in 1995 of 115,000 shares for Mr. Duft, 110,000 shares for Dr. Kenley and 70,000 shares for Ms. Sennett

(3) Consists of matching contributions made by the Company in Common Stock under its 401(k) plan and represents the fair market value of the Company's Common Stock on the calculation date multiplied by the number of shares.

(4) Mr. Haugen resigned as President, Chief Executive Officer and a director of the Company effective March 26, 1998. See "-Employment Agreements."

(5) Reflects salary payments from date of employment with the Company, July 1996, through December 31, 1996.



                                      20.

(6) Reflects salary payments from date of employment with the Company, February 1996, through December 31, 1996.

(7) Ms. Sennett resigned as Senior Vice President, Chief Financial Officer, Assistant Secretary and an executive officer of the Company effective February 1, 1998. See "-Employment Agreements."

                        STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under its 1991 Stock Option Plan (the "Option Plan"). As of February 27, 1998, options to purchase a total of 5,250,199 shares were outstanding under the Option Plan, and options to purchase 917,068 shares remained available for grant thereunder.

         The following tables show for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                                              INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE VALUE
                        ----------------------------------------------------------------      AT ASSUMED ANNUAL RATES OF
                           SHARES           % OF TOTAL                                         STOCK PRICE APPRECIATION
                         UNDERLYING       OPTIONS GRANTED                                        FOR OPTION TERM ($)(2)
                           OPTIONS        TO EMPLOYEES IN      EXERCISE       EXPIRATION     -----------------------------
       NAME             GRANTED(#)(1)     FISCAL YEAR(%)      PRICE($/SH)        DATE             5%               10%
       ----             -------------     ---------------     -----------     ----------     ------------     ------------
Richard M. Haugen                --                   --               --             --               --               --
Maurizio Denaro                12,500               2.95%     $    14.375         3/4/07     $    113,005     $    286,376
Bradford J. Duft               10,000               2.36%     $    12.938         6/1/07     $     81,366     $    206,198
Richard A. Kenley              10,000               2.36%     $    14.375         3/4/07     $     90,404     $    229,100
Marjorie T. Sennett            10,000               2.36%     $    12.938         6/1/07     $     81,366     $    206,198

---------------
(1) Such options generally vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest daily over the following three years.

(2) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159%, respectively.



                                      21.

                 AGGREGATED OPTION EXERCISES IN 1997 FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                            Number of Securities              Value of Unexercised
                          Shares                          Underlying Options as of         in-the-Money Options as of
                         Acquired                              FY-End(#)(2)                      FY-End($)(3)
                            on             Value        -----------------------------     -----------------------------
        Name            Exercise(#)     Realized(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
        ----            -----------     -----------     -----------     -------------     -----------     -------------
Richard M. Haugen              --              --           147,080           352,920            --                --
Maurizio Denaro                --              --            62,647            90,853            --                --
Bradford J. Duft               --              --           117,271            37,729     $   130,310     $      11,940
Richard A. Kenley              --              --           125,937            42,194     $    98,879     $       4,301
Marjorie T. Sennett            --              --           179,537            56,343     $   236,693     $         867

---------------
(1) Represents the fair market value of the underlying shares on the date of exercise less the exercise or base price, and does not necessarily imply that the shares were sold by the optionee.

(2)      Includes both in-the-money and out-of-the-money options.

(3) The fair market value of the underlying shares on the last day of the fiscal year ($5.438) less the exercise or base price. Excludes out-of-the-money options.

                              EMPLOYMENT AGREEMENTS

         In July 1996, Mr. Richard Haugen accepted a position as President and Chief Executive Officer of the Company. In connection with Mr. Haugen's hiring he entered into an agreement with the Company pursuant to which his annual salary was set at $350,000, subject to future adjustment due to possible merit increases and annual merit bonuses. Mr. Haugen was also granted an option to purchase an aggregate of 500,000 shares of the Company's Common Stock under the Company's 1991 Stock Option Plan at an exercise price of $8.50 per share. Effective March 1998, Mr. Haugen's annual salary was increased to $385,000.

         Portions of the option granted to Mr. Haugen vest at different rates. 400,000 shares of the Company's Common Stock subject to the option vest according to the Company's standard vesting schedule, 25% vesting on the one-year anniversary of the option and the remaining 75% vesting in equal daily installments over the three years thereafter. The remaining 100,000 shares of the Company's Common Stock subject to the option (the "Supplemental Shares") vest according to the following alternative schedule: the shares will become fully vested on the seven-year anniversary of the option; however, the Supplemental Shares will immediately become fully vested on the earliest date that the United States Food and Drug Administration or the European Medicines Evaluation Agency formally accepts the Company's first new drug application for regulatory review. In addition, in the event of a change in control of the Company prior to the date that the Supplemental Shares are fully vested, then the number of shares that would have otherwise vested as of the date of the change in control if the Supplemental Shares were subject to vesting in equal daily installments over a period of four years beginning on the grant date of the option, will be deemed vested and exercisable as of such date. For purposes of the Supplemental Shares a "change in control" is defined as any of the following: (i) any merger, acquisition, consolidation, reorganization, or other similar transaction pursuant to which the stockholders of the Company prior to such merger, acquisition, consolidation, reorganization or other similar transaction do not, immediately thereafter, own more than 50% of the outstanding voting securities of the resulting entity or (ii) any liquidation or dissolution of the Company or any sale of substantially all of the assets of the Company.



                                      22.

         In March 1998, Joseph C. Cook, Jr. accepted a position as Chairman of the Board of Directors and Chief Executive Officer of the Company. See "-Compensation of Directors."

         In March 1998, Mr. Haugen entered into an agreement with the Company pursuant to which he resigned as Chief Executive Officer, President and a director of the Company effective as of March 26, 1998 and agreed to serve as a full-time employee of the Company at his then-current base salary through June 30, 1998. In addition, Mr. Haugen agreed to serve as a consultant to the Company from July 1, 1998 through June 30, 1999 at the rate of $20,000 per month. His monthly time commitment as a consultant and the services to be performed will be mutually agreed to by Mr. Haugen and the Chief Executive Officer. In addition, under the terms of the agreement, the vesting of an option to purchase 35,000 shares of Common Stock which was granted to Mr. Haugen on March 13, 1998 accelerated in full effective as of March 26, 1998, and such option will remain outstanding and exercisable in accordance with its terms through June 30, 1999. Mr. Haugen's other outstanding options to purchase Common Stock will continue to vest in accordance with their terms through June 30, 1998, and to the extent such options are vested as of such date, they will remain outstanding and exercisable in accordance with their terms through June 30, 1999.

         In December 1997, Bradford J. Duft entered into an agreement with the Company pursuant to which the Company delivered the sum of $124,000 (the "Amylin Funds") to BT Alex. Brown Incorporated ("BTAB") to be held by BTAB in an interest-bearing account as collateral for Mr. Duft's obligations relating to his account with BTAB (the "BTAB Agreement"). In March 1998, the amount of the Amylin Funds was deemed to be a loan by the Company to Mr. Duft made as of March 19, 1998 (the "Loan"). The Loan bears interest at an annual rate of 8.875%, is due and payable at any time following March 19, 1998 on demand by the Company and is secured by all shares of the Company's Common Stock and options to purchase shares of the Company's Common Stock owned beneficially or of record by Mr. Duft at any time prior to repayment of the Loan in full.

         In January 1998, Marjorie T. Sennett entered into an agreement with the Company pursuant to which she resigned as Senior Vice President, Chief Financial Officer, Assistant Secretary and an executive officer of the Company effective as of February 1, 1998 and agreed to serve as a part-time employee of the Company for three months following the effective date of her resignation, which term may be extended on a month-to-month basis by mutual agreement. As consideration for such part-time employment services, Ms. Sennett will receive $108 per hour of services for an average of 16 hours per week and $170 per hour for each hour worked in excess of an average of 16 hours per week. In addition, subject to the terms and conditions of the Company's 1991 Stock Option Plan and to adjustment based on the actual number of hours of services performed, Ms. Sennett's outstanding options to purchase shares of the Company's stock under the Company's 1991 Stock Option Plan will continue to vest at 40% of the rate at which such options vest for full-time employees of the Company, and, subject to the terms and conditions of her stock option agreements, the exercise period of Ms. Sennett's outstanding options will be extended through January 31, 1999.



                                      23.

           REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

         The Compensation Committee of the Board of Directors (the "Committee") is composed of Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation arrangements.

COMPENSATION OBJECTIVES AND IMPLEMENTATION

         The objectives of the Company's executive compensation arrangements are to attract and retain the services of key management and to align the interests of its executives with those of the Company's stockholders. The Committee endeavors to accomplish these by:

         - Establishing compensation arrangements that are adequate to attract and retain the services of key management personnel and that deliver compensation commensurate with the Company's performance, as measured against the achievement of operating, financial and strategic objectives and taking into account competitive compensation practices in the industry.

         - Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners rather than solely as employees.

         - Rewarding executives if stockholders receive an above-average return on their investment over the long term.

         The Committee at least annually, or as frequently as circumstances warrant, evaluates the Company's corporate performance based on achievement of established strategic, scientific and financial goals. For 1997, these goals included the following:

         -        Progression of clinical trials on pramlintide.

         - Expansion of the Company's product research and development pipeline.

         -        Acquisition of essential management and technical skills.

         -        Meeting other research and development milestones.

         -        Increased external validation of the scientific platform.

COMPENSATION MIX AND MEASUREMENT

         A significant portion of the Company's annual executive compensation program is determined on the basis of corporate performance. The Company's executive compensation mix generally consists of a salary which in the Committee's opinion is adequate under the circumstances to retain the services of the executive, a cash bonus based on Company and individual performance and stock options that are intended to provide long-term incentives tied to increases in the value of the Company's Common Stock.

         SALARY. Salary is targeted at competitive levels within the biotechnology industry. For the purpose of establishing these levels, the Company compares itself to a self selected group of biotechnology companies in stages of development similar to that of the Company. The companies included in the survey are not necessarily the same as the companies included in the market indices included in the performance graph in this Proxy Statement.

---------------
1 The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.



                                      24.

Although the compensation (salary and bonus) surveys referred to above and the market indices included in the performance graph are broad and include companies in related industries, the surveys and indices were created for different purposes and accordingly are not comparable.

         For fiscal 1997, the Committee established target total compensation levels applicable to each executive officer based on data generated in the surveys. The Committee made its target salary determinations subjectively after considering the competitive nature of the biotechnology industry and the Company's need to attract and retain talented executive officers.

         The Committee then considers the level of responsibility, experience and contributions of each executive officer and sets each officer's salary taking into account the target compensation, recent corporate performance (based on the factors discussed above) and the Committee's evaluation of individual performance. For fiscal 1997, the salary of each executive officer was generally at or near the median target total compensation levels determined through the surveys.

         ANNUAL CASH BONUS. In 1997, the Company implemented a cash bonus program for officers and full-time non-officer employees. A bonus was not paid in 1997. However, a bonus was paid in early 1998 based on corporate and individual performance against the Company's key objectives during 1997.

         LONG-TERM INCENTIVES. Long-term incentives are provided to executives through the Company's equity incentive program, which consists primarily of its 1991 Stock Option Plan. Grants under the 1991 Stock Option Plan have a term of 10 years and are generally tied to the market valuation of the Company's Common Stock, thereby providing an additional incentive for executives to build stockholder value. In addition, grants are generally subject to vesting over four years, with vesting tied to continued employment. Executives receive value from this plan only if strategic goals are achieved and the Company's Common Stock appreciates accordingly. This component is intended to retain and motivate executives to improve long-term stock market performance. Additional long-term incentives are provided through the Company's Employee Stock Purchase Plan in which all eligible employees may participate up to 15% of their annual compensation.

         Option grant levels to executive officers are subjectively determined by the Committee after considering stock option grant data taken from the compensation surveys referred to above, as well as the level of responsibility, experience and contributions of each executive officer. Generally, the Committee expects to grant options to executive officers annually as part of the performance review process for each officer. In determining the size of individual grants, the Committee also considers the number of shares subject to options previously granted to each executive officer, including the number of such shares that have vested and that remain unvested.

         In response to stockholder feedback, during 1997, the Company implemented certain policies that are intended to (i) limit the number of options granted under the 1991 Stock Option Plan to an annual average of approximately 2.5% of the Company's outstanding shares of Common Stock; (ii) limit the Company's ability to reprice stock options; and (iii) limit the grant of non-qualified stock options at a price less than 80% of the fair market value on the date of an option grant.

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company's 1991 Stock Option Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

         401(K) MATCHING CONTRIBUTION. In 1997, the Board of Directors approved a 401(k) matching contribution for all 401(k) plan participants. The match is equal to 50% of the first 6% of a participant's contributions to the plan each year. The match is made in the form of Common Stock of the Company. Matching contributions are subject to a vesting schedule based on years of service with the Company.



                                      25.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Effective July 12, 1996, Mr. Richard Haugen was hired as President and Chief Executive Officer of the Company. At that time the Committee reviewed salary surveys to determine the level of total compensation at which Chief Executive Officers of similar experience in the biotechnology industry were compensated. Following such evaluation, the Company and Mr. Haugen entered into an agreement pursuant to which his annual salary was set at $350,000, subject to periodic increases as determined by the Committee. Mr. Haugen was also granted an option to purchase an aggregate of 500,000 shares of the Company's Common Stock under the Company's 1991 Stock Option Plan. Effective March 1, 1998, Mr. Haugen's annual salary was increased to $385,000, equivalent to a 5.5% increase. During the 1997 fiscal year Mr. Haugen did not receive a cash bonus, as compared to a $50,000 cash bonus in the previous year. The salary increase was based on the Committee's evaluation of Mr. Haugen's performance during 1997 against objectives specified at the beginning of the year. The cash bonus paid to Mr. Haugen was a one-time signing bonus, and the Company did not pay a cash bonus to any executive officer during the 1997 fiscal year.

         In March 1998, Mr. Haugen resigned as Chief Executive Officer, President and a director of the Company and Joseph C. Cook, Jr. accepted a position as Chairman of the Board of Directors and Chief Executive Officer of the Company. See "EXECUTIVE COMPENSATION-Compensation of Directors" and "-Employment Agreements."


April __, 1998                          COMPENSATION COMMITTEE

                                        James C. Blair
                                        James C. Gaither



                                      26.

PERFORMANCE MEASUREMENT COMPARISON

         The following graph compares total stockholder returns of the Company since its initial public offering of Common Stock on January 17, 1992 to two indices: the NASDAQ CRSP Total Return Index for the NASDAQ Stock Market (U.S. companies) (the "NASDAQ-US") and the NASDAQ Pharmaceutical Index (the "NASDAQ-Pharmaceutical"). The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The NASDAQ-US tracks the aggregate price performance of equity securities of U.S. companies traded on the NASDAQ National Market System (the "NMS"). The NASDAQ-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on the NMS. The Company's Common Stock is traded on the NMS and is a component of both the NASDAQ-US and the NASDAQ-Pharmaceutical.(1)

          COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE THE
            COMPANY'S INITIAL PUBLIC OFFERING ON JANUARY 17, 1992(2)


Date              AMLN              NASDAQ-US          NASDAQ-Pharmaceutical
--------          --------          ---------          ---------------------
 1/17/92          100.0000           100.0000                       100.0000
 3/31/92           98.2143            96.4184                        81.7886
 6/30/92           51.7857            89.8278                        68.6070
 9/30/92           71.4286            93.5182                        64.6065
12/31/92           80.3571           108.7999                        78.6184
 3/31/93           60.7143           110.8406                        56.5924
 6/30/93           64.2857           112.9690                        59.6397
 9/30/93           85.7143           122.4903                        64.6577
12/31/93           92.8571           124.8983                        70.0738
 3/31/94           76.7857           119.6480                        57.1537
 6/30/94           42.8571           114.0547                        49.8873
 9/30/94           55.3571           123.4976                        56.1875
12/30/94           42.8571           122.0889                        52.7404
 3/31/95           33.0357           133.0992                        56.9368
 6/30/95           56.2500           152.2460                        66.2191
 9/29/95           51.7857           170.5837                        82.7410
12/29/95           67.8571           172.6647                        96.4822
 3/29/96           70.5357           180.7179                       100.3840
 6/28/96           76.7857           195.4700                        97.5096
 9/30/96           81.2500           202.4200                        99.7392
12/31/96           92.8571           212.3685                        96.7627
 3/31/97           86.6071           200.8581                        91.8937
 6/30/97           98.2143           237.6756                        99.2009
 9/30/97           60.2714           277.8796                       111.2894
12/31/97           38.8429           260.6047                        99.9910


---------------
1 The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2 Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the NASDAQ-US and the NASDAQ-Pharmaceutical on January 17, 1992. The cumulative total return on the Company's stock has been computed based on an initial price of $14.00 per share, the price at which the Company's shares were sold in its initial public offering on January 17, 1992.



                                      27.

                              CERTAIN TRANSACTIONS

         The Company has entered into certain transactions with its directors, as described under the caption "Executive Compensation--Compensation of Directors."

         The Company has also entered into certain agreements with its current Chief Executive Officer and Chairman of the Board, its former President and Chief Executive Officer and certain of its other current and former executive officers, as described under the caption "Executive Compensation--Employment Agreements."

         The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

         In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.



                                      28.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors


                                        Joseph C. Cook, Jr.
                                        Chairman of the Board and Chief
                                        Executive Officer

April __, 1998


         A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, AMYLIN PHARMACEUTICALS, INC., 9373 TOWNE CENTRE DRIVE, SAN DIEGO, CALIFORNIA 92121.



                                      29.

                          AMYLIN PHARMACEUTICALS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 1998

         The undersigned hereby appoints Joseph C. Cook, Jr. and Bradford J. Duft, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Amylin Pharmaceuticals, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, located at 9390 Towne Centre Drive, San Diego, California, 92121, on Wednesday, May 20, 1998, at 3:30 p.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect directors to hold office until the next Annual Meeting of
            Stockholders and until their successors are elected.

                 [ ] FOR all nominees listed below (except as marked to the contrary below).

                 [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES: James C. Blair, Joseph C. Cook, Jr., James C. Gaither, Howard E.
          Greene, Jr., Ginger L. Howard and Vaughn M. Kailian

                TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S),
                      WRITE SUCH NOMINEE(S)' NAME(S) BELOW:
--------------------------------------------------------------------------------
                            (Continued on other side)

                           (Continued from other side)

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To approve an amendment to the Company's Restated Certificate of
            Incorporation to increase the number of shares of Common Stock authorized for issuance from 50,000,000 to 100,000,000 shares.

          [ ]     FOR          [ ]     AGAINST          [ ]     ABSTAIN

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3: To approve the Company's 1991 Stock Option Plan, as amended.

          [ ]     FOR          [ ]     AGAINST          [ ]     ABSTAIN

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL 4: To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

          [ ]     FOR          [ ]     AGAINST          [ ]     ABSTAIN

                                        DATED ________, 1998



                                        -----------------------------------
                                        Signature(s)


                                        -----------------------------------
                                        Name of stockholder (if other than
                                        individual)

                                   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY
                IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE
                     PREPAID IF MAILED IN THE UNITED STATES.

                                    EXHIBIT A

                           CERTIFICATE OF AMENDMENT OF
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                          AMYLIN PHARMACEUTICALS, INC.

     AMYLIN PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: The name of the Corporation is Amylin Pharmaceuticals, Inc.

     SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is September 29, 1987.

     THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

          Paragraph A of Article V shall be amended and restated to read in its entirety as follows:

          "A. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one hundred and seven million five hundred thousand (107,500,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Seven million five hundred thousand (7,500,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."


     FOURTH: Thereafter pursuant to a resolution of the Board of Directors this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Amylin Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and attested to by its Secretary this __ day of ________, 1998.

                                        AMYLIN  PHARMACEUTICALS,  INC.


                                        By:
                                           --------------------------------
                                           Joseph C. Cook, Jr.
                                           Chief Executive Officer and
                                           Chairman of the Board

ATTEST:


___________________________________
________, [Assistant] Secretary

                          AMYLIN PHARMACEUTICALS, INC.

                             1991 STOCK OPTION PLAN

                            ADOPTED OCTOBER 25, 1991
               AS AMENDED ON FEBRUARY 9, 1994, FEBRUARY 14, 1995,
                 FEBRUARY 8, 1996, APRIL 15, 1997, MAY 29, 1997
                              AND FEBRUARY 18, 1998

     1.   PURPOSES.

          (A) The purpose of the Plan is to provide a means by which selected Employees of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

          (B) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees of or Consultants to the Company, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (C) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonqualified Stock Options. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and in such form as issued pursuant to section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

          (D) In order to achieve the above purposes, the Plan has been amended from time to time.

     2.   DEFINITIONS.

          (A) "AFFILIATE" means any "parent corporation" or "subsidiary corporation," whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

          (B) "BOARD" means the Board of Directors of the Company.

          (C) "CODE" means the Internal Revenue Code of 1986, as amended.

          (D) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan

          (E) "COMPANY" means Amylin Pharmaceuticals, Inc., a Delaware corporation.



                                       1.

          (F) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (G) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means the employment or consulting relationship is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or
(ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

          (H) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

          (I) "DIRECTOR" means a member of the Board.

          (J) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (K) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (L) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

               (I) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reporting in the Wall Street Journal or such other source as the Board deems reliable;

               (II) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the high bid and high asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;



                                       2.

               (III) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

          (M) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (N) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

          (O) "NONQUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

          (P) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (Q) "OPTION" means a stock option granted pursuant to the Plan.

          (R) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (S) "OPTIONED STOCK" means the common stock of the Company subject to an Option.

          (T) "OPTIONEE" means an Employee or Consultant who holds an outstanding Option.

          (U) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an affiliated corporation, is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving compensation for personal services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

          (V) "PLAN" means this 1991 Stock Option Plan.

          (W) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.



                                       3.

          (X) "SECURITIES ACT" means the Securities Act of 1933, as amended.

     3.   ADMINISTRATION.

          (A) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

          (B) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (I) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

               (II) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (III) To amend the Plan as provided in Section 11.

          (C) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

     4.   SHARES SUBJECT TO THE PLAN.

          (A) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate seven million eight hundred thousand (7,800,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate without having been exercised in



                                       4.

full, the stock not purchased under such Option shall revert to and again become available for issuance pursuant to exercises of options granted under the Plan.

          (B) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     5.   ELIGIBILITY.

          (A) Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted only to Employees or Consultants.

          (B) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

          (C) No employee shall be eligible to be granted in any calendar year Options covering more than 5% of the total number of shares of the Company's common stock outstanding on the record date for the Company's 1995 Annual Meeting of Stockholders.

     6.   OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (A) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

          (B) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonqualified Stock Option shall be not less than fifty percent (50%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

          (C) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.



                                       5.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (D) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonqualified Stock Option shall only be transferable by the Optionee upon such terms and conditions as are set forth in the Option Agreement for such Nonstatutory Stock Option, as the Board or the Committee shall determine in its discretion. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

          (E) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

          (F) SECURITIES LAW COMPLIANCE. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

          (G) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board, and only to the extent that the Optionee was



                                       6.

entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, the Board shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance pursuant to Options granted under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance pursuant to Options granted under the Plan.

          (H) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve
(12) months from the date of such termination (or such shorter period specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance pursuant to Options granted under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance pursuant to Options granted under the Plan.

          (I) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (or such shorter period specified in the Option Agreement) (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance pursuant to Options granted under the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance pursuant to Options granted under the Plan.

          (J) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

          (K) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of



                                       7.

such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

     7.   COVENANTS OF THE COMPANY.

          (A) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

          (B) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

     8.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

     9.   MISCELLANEOUS.

          (A) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e) only for purposes of allowing early exercise, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

          (B) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

          (C) Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company. This subsection shall not apply after the first registration of an equity security of the Company under the Securities Act.

          (D) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee or Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant) or shall affect the



                                       8.

right of the Company or any Affiliate to terminate the employment or consulting relationship of any Employee or Consultant or Optionee with or without cause.

          (E) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

     10.  ADJUSTMENTS UPON CHANGES IN STOCK.

          (A) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

          (B) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons then performing services as Employees or Consultants for the Company, the time at which such Options may first be exercised shall be accelerated and the Options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

     11.  AMENDMENT OF THE PLAN.

          (A) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

               (I) Increase the number of shares reserved for Options under the Plan;

               (II) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or



                                       9.

               (III) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with applicable stock exchange listing requirements.

          (B) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

          (C) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith

          (D) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

     12.  TERMINATION OR SUSPENSION OF THE PLAN.

          (A) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 24, 2001, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

          (B) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

     13.  EFFECTIVE DATE OF PLAN.

          The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

     PROVISIONS APPLICABLE TO PERSONS SUBJECT TO THE LAWS OF FRANCE

          The Company has adopted the following provisions in order that an Option granted to an Employee who is subject to the laws of France will provide the maximum benefits under the provisions of French law (the "French Option"), and in order to provide incentives for such Employee to exert maximum efforts for the success of the Company. Except as set forth below, the terms of the Option Agreement for a French Option shall otherwise comply with the other terms of the Plan.



                                      10.

     14.  ELIGIBILITY FOR FRENCH OPTION.

          (A) No person shall be granted a French Option unless such person is an Employee.

          (B) Throughout the term of the Plan, no French Option shall be granted, if by making such grant, the aggregate number of shares subject to outstanding French Options could at any time exceed one-third of the aggregate number of all shares of all classes of stock of the Company authorized for issuance.

          (C) No person shall be eligible for the grant of a French Option if, at the time of grant, such person owns (or is deemed to own pursuant to the applicable laws of France) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

     15.  FRENCH OPTION PROVISIONS.

          (A) PRICE. The exercise price of a French Option shall be no less than the higher of: (i) ninety-five percent (95%) of the average closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company's common stock) for the twenty (20) market trading days immediately preceding the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) fifty percent (50%) of the Fair Market Value of the stock.

          (B) TRANSFERABILITY. The terms of a French Option shall not permit transfer of the French Option, except on death and then only to the extent permitted by French law. Further, the terms of a French Option shall provide that during the lifetime of the Optionee the French Option may be exercised only by the Optionee. In the event of the death of the Optionee during the Optionee's Continuous Status as an Employee or Consultant, such French Option may be transferred to the extent permitted by French law. A French Option so transferred may be exercised (to the extent the Optionee was entitled to exercise such French Option as of the date of death) by the transferee only within the period ending on the earlier of (i) the date six (6) months following the date of death, or (ii) the expiration of the term of such French Option as set forth in the Option Agreement.

     16.  ADJUSTMENTS UPON CHANGES IN STOCK.

          Any adjustment pursuant to Section 10 of the Plan, of stock subject to a French Option, shall be made (a) in accordance with the applicable law of the state in which the Company is incorporated at the time the adjustment is made, and (b) in accordance with any applicable rules of the stock exchange (including for this purpose the NASDAQ National Market System) which the Company uses to determine Fair Market Value.



                                      11.